Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Legg Mason Partners Institutional Trust
Legg Mason Partners Premium Money Market Trust
Master Portfolio Trust

We consent to the use of our reports, dated October 26, 2009, with respect to the financial statements of Western Asset Institutional Cash Reserves (formerly Western Asset / CitiSM Institutional Cash Reserves), a series of Legg Mason Partners Institutional Trust, Western Asset Premium Liquid Reserves (formerly Western Asset / CitiSM Premium Liquid Reserves) and Western Asset Premium U.S. Treasury Reserves (formerly Western Asset / CitiSM Premium U.S. Treasury Reserves), as of August 31, 2009, each a series of Legg Mason Partners Premium Money Market Trust, and Liquid Reserves Portfolio, U.S. Treasury Reserves Portolio and Tax Free Reserves Portfolio, as of August 31, 2009, each a series of Master Portfolio Trust, incorporated herein by reference and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York
May 27, 2010

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Legg Mason Partners Premium Money Market Trust

We consent to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, with respect to Western Asset Premium Tax Free Reserves, a series of Legg Mason Partners Premium Money Market Trust.

New York, New York
May 27, 2010